UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) - April 27, 2010
SIFCO Industries, Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-5978	34-0553950

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

970 East 64th Street, Cleveland Ohio	44103

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (216) 881-8600
N.A.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers. Compensatory Arrangements of Certain Officers

5.02(b)	Retirement of two Directors
On April 27, 2010, J. Douglas Whelan and P. Charles Miller, Jr. retired from the Board of Directors of SIFCO Industries, Inc. (“Company”), effective immediately. The retirements are not the result of any disagreement between either Mr. Whelan or Mr. Miller and the Company on any matter relating to the Company’s operations, policies, or practices.

5.02(d)	Appointment of two Directors
On April 27, 2010, the Board of Directors of the Company (i) voted to increase the size of the Board to seven directors and (ii) upon the recommendation of the Governance Committee, voted to appoint Mark J. Silk, Donald C. Molten, Jr., and Michael S. Lipscomb to the Board of Directors to fill the vacancies and to serve until their respective successors are duly elected and qualified at the next annual meeting of shareholders. Both Mr. Silk and Mr. Molten were determined by the Board of Directors to be independent directors. Mr. Lipscomb, who is currently the Company’s Chief Executive Officer, is deemed not to be an independent director.
It is expected that both Mr. Silk and Mr. Molten will be appointed to serve on the Board of Director’s Compensation, Governance and Audit Committees. There are no arrangements or understandings between any of Messrs. Silk, Molten or Lipscomb and any other person pursuant to which they were selected as a director, nor are there any transactions between the Company and any of Messrs Silk, Molten or Lipscomb that are reportable under Item 404(a) of Regulation S-K..

5.02 (e)	Compensatory Arrangements of Certain Officers
On April 27, 2010, the Company entered into an Amended and Restated Change in Control and Severance Agreement (“Agreement”) with James P. Woidke, the Company’s recently appointed Chief Operating Officer. Under terms of the Agreement, the following events and related actions may occur:
1.	In the event of a qualifying termination of Mr. Woidke’s employment, as defined, the Company will provide certain severance benefits to Mr. Woidke. Such severance benefits principally include (i) a lump-sum payment equal to 150% of Mr. Woidke’s current annual cash compensation, including both base salary and annual incentive compensation and (ii) continuation of certain medical benefits for a period of twenty-four (24) months.

2.	In the event of a qualifying termination of Mr. Woidke’s employment, as defined, the Company will provide accelerated, pro rata vesting of performance shares issued to Mr. Woidke under the Company’s 2007 Long-term Incentive Plan.

3.	In the event of both (i) a change in control of the Company, as defined, and (ii) a qualifying termination of Mr. Woidke’s employment, as defined, the Company will provide accelerated, full vesting of performance shares issued to Mr. Woidke under the Company’s 2007 Long-term Incentive Plan. Such payment will be made either (i) in common shares of the Company or (ii) in an equivalent cash value in the event that common shares of the Company no longer exist.
This summary is qualified in its entirety by reference to the full Agreement, which is attached as Exhibit 10.15 to this report.

Section 9 — Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits
(d) Exhibits:
Exhibit 10.15. Amended and Restated Change in Control and Severance Agreement, dated April 27, 2010.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIFCO Industries, Inc. (Registrant)

Date: April 30, 2010
/s/ Frank A. Cappello
Frank A. Cappello
Vice President — Finance and Chief Financial Officer (Principal Financial Officer)